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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                  36-3145972
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(State of Incorporation or Organization)      (IRS Employer Identification no.)

    1585 Broadway, New York, New York                       10036
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(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [x]              check the following box. [ ]


Securities Act registration statement file number to which this form relates:
  333-75289
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Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                  Name of Each Exchange on Which
        to be so registered                  Each Class is to be Registered
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Medium-Term Notes, Series C (Senior         THE AMERICAN STOCK EXCHANGE
Fixed Rate Notes), 2% Exchangeable
Notes due March 30, 2007

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series C, 2% Exchangeable Notes due March 30, 2007 (Exchangeable for Shares of Common Stock of Seven Financial Institutions) (the "Basket Exchangeable Notes"). A description of the Basket Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-75289) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated May 6, 1999 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Basket Exchangeable Notes contained in the pricing supplement dated March 23, 2000 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Basket Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the Basket Exchangeable Notes.





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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MORGAN STANLEY DEAN WITTER & CO.
                                       (Registrant)


Date:   March 27, 2000                 By: /s/ William J. O'Shaughnessy, Jr.
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                                          Name:  William J. O'Shaughnessy, Jr.
                                          Title: Assistant Secretary




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                                INDEX TO EXHIBITS



Exhibit No.                                                           Page No.
4.1  Proposed form of Global Note evidencing the Basket                  A-1
     Exchangeable Notes






                                   Page 4 of 4